[EQUITABLE LOGO]



                            GROUP PENSION CERTIFICATE
                            -------------------------



PARTICIPANT:               [John Doe]

PARTICIPANT NUMBER:        [XX-XXX]

EFFECTIVE DATE:            [June 1, 1995]

PLAN SPONSOR:              Aurora Health Care, Inc.


EQUITABLE certifies that you, the Participant, are covered under our Group Pension Contract No. AC 0000 ("Contract") with respect to the Plan Sponsor's tax sheltered annuity plan ("Plan").

The Contract and application therefor are the entire contract between the Plan Sponsor and Equitable. The Contract shall govern the payment of all benefits and the rights and obligations of the Equitable with respect thereto. This Certificate is merely a statement in substance of the benefits that may be provided under the Contract. Your rights as described in this Certificate are subject to the continued participation of the Plan under the Contract.

No amount to be paid under the Contract as described in this Certificate may be assigned, commuted, or encumbered by the payee and, to the extent permitted by law, no such amount shall in any way be subject to any legal process to subject the same to the payment of any claim against such payee. The foregoing shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code of 1986 ("Code"). The entire interest of any Participant or beneficiary is nonforfeitable within the meaning of Section 403(b)(1)(C) of the Code. No interest of a Participant or beneficiary may be transferred to any persons other than Equitable upon the surrender of the Participant's or beneficiary's interest in the Contract.

Amounts contributed under the Contract may be placed in one or more Funds of the Separate Account based on the Plan Sponsor's advice to us in keeping with the Plan. Such amounts may increase or decrease in value as described in the Contract.



                              THE CONTRACT IN BRIEF
                              ---------------------

                                  TERMS DEFINED
                                  -------------

Investment Options: The investment options under the Contract that the Plan Sponsor makes available to Participants under the Plan. The Plan Sponsor may choose not to offer all of the Investment Options available under the Contract as Investment Options under the Plan. The options under the Contract include: the Guaranteed Interest

PF10,777-TSA                                                              Page 1

Account, an option offered under our General Account; and the following Funds which are funded through our Separate Account A (the "Separate Account"), a pooled, market valued account maintained as described in the Contract. We may add other options under the Contract in the future. The available Funds are divided into Type A Funds and Type B Funds as follows:



"Type A" Funds                             "Type B" Funds
--------------                             --------------

[Growth & Income                           Conservative Investors
Balanced                                   High Yield
Aggressive Stock                           Intermediate Government Securities
Global                                     Money Market
Growth Investors                           Quality Bond]
Equity Index
Common Stock


Equitable: The insurer whose full name appears at the head of this Certificate. The terms "we," "our" and "us" as used herein mean Equitable.

Plan: A tax sheltered annuity plan of the Plan Sponsor which meets the requirements of Section 403(b) of the Internal Revenue Code and which is funded under the Contract.

Retirement Account Value: The sum of the amounts held with respect to you under the Contract.


                               AMOUNTS CONTRIBUTED
                               -------------------

The Plan Sponsor is to send amounts to us from time to time on your behalf and on behalf of the Plan Participants and other persons covered by the Plan, on the basis set forth in the Plan.


                              ALLOCATION OF AMOUNTS
                              ---------------------

We will allocate such amounts and transfer any balance held for you among the Investment Options as the Plan Sponsor instructs, as set forth in the Plan, subject to the next paragraph. Many plans permit participants to tell us how to allocate such amounts.

If any of the Type B Funds are available to Participants under the Plan there is a maximum which may be transferred to any of the Type A or Type B Funds from the Guaranteed Interest Account. the maximum applies to transfers made in any period which consists of the current and three immediately preceding calendar quarters ("Transfer Period"). the maximum for any Transfer Period is



         (a) 25% of the amount held for you in the Guaranteed Interest Account as of December 31 which precedes the current calendar quarter, or, if greater,

PF10,777-TSA                                                              Page 2

         (b) the total of amounts transferred on your behalf from the Guaranteed Interest Account to any Type A or Type B Fund in the prior calendar year.

(Other rules may apply if a mass transfer of Plan funds has been made from another contract or if the Plan terminates. It is the responsibility of the Plan Sponsor to advise you if such other rules apply.)

                                    BENEFITS
                                    --------

Amounts held under the Contract for you will be used, subject to the terms of the Contract, to provide benefits for you, either through purchase of an insured monthly pension or in some other way, as the Plan Sponsor directs in keeping with the Plan.

If an insured pension is purchased under the Contract, such pension will be paid on the life annuity form described below or, as the Plan Sponsor reports, on any other form we offer, subject to applicable law and to our rules. Your Plan may require that pensions be paid with respect to married persons on the joint and survivor life annuity form with your spouse as the joint annuitant, unless you and your spouse elect some other form or mode of payment in keeping with applicable law and the Plan.

The life annuity form provides monthly payments starting as of a date reported in advance by the Plan Sponsor and ending with the last monthly payment due before your death.

You should consult the Plan Sponsor as to other forms or modes of payment allowed under the Plan.

If any data on which a payment made under the Contract is based has been in error, we will adjust any later payments, in keeping with the Contract, on the basis of the correct data.

Our insured pension contract setting forth the amount and terms of payment of any insured monthly pension will be furnished to replace this Certificate for each person for whom such a pension is purchased under the Contract.

                                   WITHDRAWALS
                                   -----------

Subject to any restrictions in the Plan and the Contract, the Plan Sponsor may make a withdrawal from your Retirement Account Value on your behalf. A contingent withdrawal charge may apply to amounts withdrawn in the first two years that the Plan has participated in the Contract, and a market value adjustment may apply provided it is more than any applicable contingent withdrawal charge and provided the Plan has been terminated or the Plan's participation in the Contract has been discontinued. If the Plan has not terminated or if the Plan's participation in the Contract is not discontinued, the contingent withdrawal charge is applicable only if an in-service withdrawal is made; however, the charge will not apply if that in-service withdrawal is

PF10,777-TSA                                                            Page 3
made in order to provide a transfer to another Code Section 403(b) contract with another insurance company or custodian (pursuant to Rev. Rule 90-24 or any successor thereto, or pursuant to an exchange under Section 1035 of the Code) before you have become eligible for a benefit distribution as set forth in the Plan and Contract.

The market value adjustment may only apply to amounts in the Guaranteed Interest Account, and then only if such amounts are not paid in installments over a period of less than five years after Plan termination or after the Plan has discontinued its participation in the Contract. The market value adjustment also does not apply to any benefit distribution as set forth in the Plan and Contract. A contingent withdrawal charge may apply to amounts withdrawn after Plan termination or after the discontinuance of the Plan's participation in the Contract but will not apply to amounts in the Guaranteed Interest Account paid in installments for a period of less than five years and will not apply to benefit distributions as set forth in the Contract. As described above, a contingent withdrawal charge is never applied after the Plan has participated in the Contract for two years.

The contingent withdrawal charge, if one applies, will be 6% of the amount withdrawn or, if less, 8.5% of all amounts received from the Plan Sponsor under the Contract on your behalf. The market value adjustment may not exceed 7% and will never result in the deduction of amounts contributed or transferred to the Guaranteed Interest Account on your behalf plus an amount of credited interest based upon a guaranteed interest rate of 3%.

No withdrawals in violation of the restrictions of Code Section 403(b)(11) may be made with respect to salary reduction amounts contributed under the Plan. You should consult the Plan Sponsor as to other rules which may apply to withdrawals from the Plan and Contract.

                                      LOANS
                                      -----

Plan loans from your Retirement Account Value are available subject to the terms of the Plan and with approval of the Plan Sponsor. You should consult the Plan Sponsor as to the rules and procedures which apply to Plan loans.

                                  DEATH BENEFIT
                                  -------------

Upon our receipt of due proof of your death, a death benefit will be due to your designated beneficiary. Such death benefit will equal your Retirement Account Value at the time of distribution.

Subject to the terms of the Contract, your beneficiary may elect to receive the benefit in a single sum, to apply it to the purchase of an insured monthly pension, to apply it to provide any other form of payment then offered by us, or to credit it to an account under the Contract on a basis described therein.

Upon request by a person due to receive such death payment, we will provide such person with further advice as to other methods of payment.

PF10,777-TSA                                                            Page 4

                           DESIGNATION OF BENEFICIARY
                           --------------------------

You may designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any benefit that might become due under the Contract. The Plan may require, if you are married, that your spouse be named as such beneficiary unless your spouse consents to the naming of some other beneficiary, in keeping with the law and the Plan. Any such designation or change therein will be made by written notice filed with the Plan Sponsor.

                                  PAYMENT RULES
                                  -------------

Tax penalties may apply to withdrawals or distributions from your Retirement Account Value before you attain age 59 1/2. Also, there may be a tax penalty if you do not begin to receive benefits by April 1 following the calendar year in which you attain age 70 1/2 ("Required Distribution Date"). You must, in accordance with Code Section 403(b)(10) begin receiving benefits under the Plan on the Required Distribution Date so that your Retirement Account Value (accumulated since December 31, 1986) will be distributed over your life or life expectancy or over the joint life or life expectancy of you and your designated beneficiary.

For amounts in your Retirement Account Value accumulated before December 31, 1986, benefit payments must begin by the later of your termination of employment or the date you attain age 75.

                                      FEES
                                      ----

Certain fees charged by us under the Contract will be withdrawn from your Retirement Account Value unless the Plan Sponsor has made a direct payment of such fees. You will be informed by the Plan Sponsor if such fees will be withdrawn and the amount of each fee. They may include:

o  the contingent withdrawal charge or market value adjustment described above;

o  an administrative fee, due each calendar quarter;

o  loan charge, if you take a loan pursuant to the terms of the Plan;

o any other charges which may apply under the Contract which are not paid by the Plan Sponsor.


                               PLAN SPONSOR OPTION
                               -------------------

The plan sponsor may, subject to the Contract, elect to withdraw the amount held for you less any charges that apply, and transfer such amount to some other contract or account which holds assets of the Plan. If such transfer occurs we will not be obliged under the Contract to make any further payments with respect to you. Withdrawals will also be made, as described in the Contract, if the Plan is terminated; you will be informed by the Plan Sponsor if this occurs and of the basis upon which withdrawals

PF10,777-TSA                                                            Page 5
will be made. See "WITHDRAWALS" above for a description of the contingent withdrawal charge and market value adjustment that may apply if your Plan is terminated or if your Plan discontinues its participation in the Contract.

                                CONTRACT CHANGES
                                ----------------

The Contract may be changed by rider or replaced if we and the Plan Sponsor so agree, without the consent of any other person referred to in the Contract, but no such change will reduce any benefit, death benefit, or amount withdrawn that arose from amounts received by us before such change, or any other payment to which we may commit under the Contract before such change.

                            OUR DUTY TO MAKE PAYMENTS
                            -------------------------

At any given time we are bound under the Contract with respect to you only to make such payment or payments as we can provide under the terms of the Contract, using those assets which arise from amounts received on your behalf and not paid out before such time.

PF10,777-TSA                                                           Page 6

                                                            [THE EQUITABLE LOGO]

                                                                   THE EQUITABLE
                                                          LIFE ASSURANCE SOCIETY
                                                            OF THE UNITED STATES

--------------------------------------------------------------------------------

CONTRACT                                  Group Annuity Contract no. AC (0000)
                                                                         ----

CONTRACT HOLDER AND EMPLOYER              Aurora Health Care, Inc.

EFFECTIVE DATE                            June 1, 1995

DATE OF ISSUE                             [June, 1995]

This Contract is issued in consideration of the application attached hereto and made part of this Contract and of the payment to Equitable of the Contributions made hereunder.

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN
SECTION 2.03 OF THIS CONTRACT.

This Contract is executed by Equitable at its Home Office in New York on the Date of Issue and shall take effect as of the Effective Date. The provisions on the following pages form a part hereof.



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES



         /s/Joseph J. Melone                          /s/James M. Benson                    /s/Molly K. Heines

Chairman and Chief Executive Officer        President and Chief Operating Officer      Vice President and Secretary


                   ------------------------------------------
                               Assistant Registrar


No. 1033-95-TSA                 INTEREST RATE GUARANTEE-FIXED ANNUITY BENEFITS
                                                NON-PARTICIPATING


                                 SPECIMEN COPY

                                TABLE OF CONTENTS



PART I - DEFINITIONS                                                        PAGE

     Section 1.01      -       Accumulation Unit                             4
     Section 1.02      -       Accumulation Unit Value                       4
     Section 1.03      -       Active Loan                                   4
     Section 1.04      -       Annuity Benefit                               4
     Section 1.05      -       Annuity Commencement Date                     4
     Section 1.06      -       Benefit Distribution                          4
     Section 1.07      -       Business Day                                  4
     Section 1.08      -       Calculation Date                              4
     Section 1.09      -       Cash Value                                    4
     Section 1.10      -       Class of Employers                            5
     Section 1.11      -       Code                                          5
     Section 1.12      -       Contingent Withdrawal Charge                  5
     Section 1.13      -       Contract Date                                 5
     Section 1.14      -       Contract Year                                 5
     Section 1.15      -       Contribution                                  5
     Section 1.16      -       Disability                                    5
     Section 1.17      -       Divisions                                     5
     Section 1.18      -       Employer                                      6
     Section 1.19      -       Employer Plan                                 6
     Section 1.20      -       Guaranteed Interest Rate                      6
     Section 1.21      -       Investment Divisions                          6
     Section 1.22      -       Market Value Adjustment                       6
     Section 1.23      -       Minimum Guaranteed Rate                       8
     Section 1.24      -       Net Investment Factor                         8
     Section 1.25      -       Participant                                   8
     Section 1.26      -       Processing Office                             8
     Section 1.27      -       Retirement Account Value                      8
     Section 1.28      -       Separate Account                              8
     Section 1.29      -       Source                                        9
     Section 1.30      -       Terminated Plan Notice                        9
     Section 1.31      -       Terminated Plan Participant                   9
     Section 1.32      -       Transaction Date                              9
     Section 1.33      -       Valuation Period                              9


No. 1033-95-TSA                AC (0000)                                 Page 2
                                   ----

PART II - RETIREMENT ACCOUNT VALUE

     Section 2.01      -      Contributions                                 10
     Section 2.02      -      Transfers of Unallocated Amounts              10
     Section 2.03      -      Separate Account                              10
     Section 2.04      -      Guaranteed Interest Division                  11
     Section 2.05      -      Allocation of Contributions to Divisions      12
     Section 2.06      -      Transfers among Divisions                     12
     Section 2.07      -      Withdrawal and Termination                    13
     Section 2.08      -      Death Benefits                                16
     Section 2.09      -      Employer Plan Loans to Participants           17
     Section 2.10      -      Fees and Charges                              18
     Section 2.11      -      Restrictions on Distributions                 20
     Section 2.12      -      Required Distributions                        20
     Section 2.13      -      Special Annuity and Spousal
                                Consent Provisions                          21


PART III - ANNUITY BENEFITS

     Section 3.01      -      Form of Annuity Benefit                       23
     Section 3.02      -      Report for Annuity Benefit                    23
     Section 3.03      -      Application to Provide Annuity Benefit        23
     Section 3.04      -      Payment of Annuity Benefit                    23


PART IV - GENERAL PROVISIONS

     Section 4.01      -      Contract                                      25
     Section 4.02      -      Statutory Compliance                          25
     Section 4.03      -      Assignments, Nontransferability
                                and Nonforfeitability                       25
     Section 4.04      -      Manner of Payment                             26
     Section 4.05      -      Right to Change                               26
     Section 4.06      -      Beneficiary                                   27
     Section 4.07      -      Deferment                                     27
     Section 4.08      -      Contract Holder's Responsibility              27
     Section 4.09      -      Plan Status                                   27


APPENDIX A             -      Table of Guaranteed Annuity Payment           29

APPLICATION


No. 1033-95-TSA                  AC (0000)                                Page 3
                                     ----

                              PART I - DEFINITIONS

SECTION 1.01 ACCUMULATION UNIT. The term "Accumulation Unit" means a unit which is purchased in an Investment Division of the Separate Account when an amount is allocated or transferred thereto and which is a measure used by Equitable in determining the amount held with respect to a Participant in such Investment Division.

SECTION 1.02 ACCUMULATION UNIT VALUE. The term "Accumulation Unit Value" means the dollar value of each Accumulation Unit in a given Investment Division on a given date. Such value, for a given Valuation Period, is equal to the
Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for the given Period.

SECTION 1.03 ACTIVE LOAN. The term "Active Loan" means the principal amount of any loan made to a Participant pursuant to Section 2.09, which is neither fully repaid nor deemed distributed under Section 72(p) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of this Contract.

SECTION 1.05 ANNUITY COMMENCEMENT DATE. The term "Annuity Commencement Date" means a date, determined by the Employer and reported in writing to Equitable pursuant to Section 3.02, as of which payments under an Annuity Benefit are to begin.

SECTION 1.06 BENEFIT DISTRIBUTION. The term "Benefit Distribution" means payments with respect to a Participant under the terms of the Employer Plan as distributions therefrom in any of the following circumstances:

(a)    as a result of the Participant's retirement, death, or Disability;

(b) as a result of the Participant's separation from service with the Employer, provided such separation from service would qualify as such under the principles of Section 402(d)(4)(A) of the Code as in effect under the Tax Reform Act of 1986;

(c)    in  connection  with  a  maximum   distribution  made  on  or  after  the
       Participant's Required Beginning Date, as defined in Section 401(a)(9)(C) of the Code; and

(d) as a result of an in-service withdrawal from the Employer Plan other than one involving a direct rollover from this Contract to an individual retirement arrangement or tax sheltered annuity plan not funded by an Equitable contract. (See Paragraph (9) of Section 2.07 which describes limitations with respect to in-service withdrawals.)

SECTION 1.07 BUSINESS DAY. the term "Business Day" means, generally, any day on which Equitable is open and the New York Stock Exchange is open for trading. For purposes of determining the Transaction Date, Equitable's Business Day ends at 4:00 P.M., Eastern Time.

SECTION 1.08 CALCULATION DATE. The term "Calculation Date" means the Business Day, occurring no more than five Business Days before the date of a payment, as of which Equitable determines a Market Value Adjustment with respect to the Employer Plan in the event that Equitable has received a Plan Termination Notice.

SECTION 1.09 CASH VALUE. The term "Cash Value" means an amount equal to the Retirement Account Value with respect to a Participant, minus any Contingent Withdrawal

No. 1033-95-TSA            AC (0000)                                    Page 4
                               ----

Charge and/or, in the event that Equitable has received a Plan Termination Notice, any Market Value Adjustment applicable pursuant to Section 2.10.

SECTION 1.10 CLASS OF EMPLOYERS. The term "Class of Employers" means the category to which Equitable assigns the Employer Plan upon the Contract Holder's adoption of this Contract as a funding vehicle of the Employer Plan. Employer Plans whose Contract Dates occur within a given calendar year will belong to the same Class of Employers, except that Equitable may at any time (a) close a Class of Employers and begin a new Class of Employers, or (b) combine two or more Classes of Employers.

SECTION 1.11 CODE. The term "Code" means the Internal Revenue Code, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.12 CONTINGENT WITHDRAWAL CHARGE. The term "Contingent Withdrawal Charge" means an amount equal to the lesser of the amounts defined in (a) or (b) as follows:

(a) An amount equal to 6% of the amount to be withdrawn (including such Contingent Withdrawal Charge);

(b)    An amount equal to (i) minus (ii) as follows:

       (i) an amount equal to 8.5% of all Contributions received for each Source with respect to the Participant under this Contract;

       (ii) the sum of any prior Contingent Withdrawal Charges made with respect to the Participant under this Contract.

SECTION 1.13 CONTRACT DATE. The term "Contract Date" means the date as of which the first Contribution was received under this Contract with respect to the Employer Plan.

SECTION 1.14 CONTRACT YEAR. The term "Contract Year" means the twelve months' period beginning on (a) the Contract Date and (b) each anniversary of such Date, unless otherwise agreed to in writing by Equitable.

SECTION 1.15 CONTRIBUTION. The term "Contribution" means any amount received from the Contract Holder pursuant to Section 2.01 with respect to a Participant.

SECTION 1.16 DISABILITY. The term "Disability" means, with respect to a Participant, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration, presumably for life, as determined by the Employer on the basis of either (a) a written determination by the Social Security Administration that disability payments under the Social Security Act has been approved; or (b) other evidence satisfactory to Equitable of such condition.

SECTION 1.17 DIVISIONS. The terms "Division" or "Divisions" mean one or more, as the case may be, of the following options which the Employer has elected to be applicable under this Contract to the Employer Plan:

(a)    the Guaranteed Interest Division, and

(b)    the respective Investment Divisions of the Separate Account.


No. 1033-95-TSA             AC (0000)                                     Page 5
                                ----

Such election must be on Equitable's form, subject to Equitable's rules then in effect, and may be changed from time to time with respect to subsequent transactions. Any such election which does not include any Type B Investment Divisions must include election of the Guaranteed Interest Division. In addition, such election will include the same Divisions which are elected under any other contract issued by Equitable, effective on the same date as this Contract, with respect to any plan adopted by the Employer.

SECTION 1.18 EMPLOYER. The term "Employer" means the employer named on the cover page of this Contract. As Contract Holder, the Employer may notify Equitable that a successor Contract Holder is, subject to Equitable's consent and provided such successor Contract Holder meets the requirements of Code Section 501(c)(3), to be appointed; any successor Contract Holder shall have all the rights and obligations described in this Contract of the Contract Holder.

SECTION 1.19 EMPLOYER PLAN. The term "Employer Plan" means the plan adopted by the Employer that is intended to meet the requirements of a tax sheltered annuity plan under Section 403(b) of the Code and that uses this Contract as a funding vehicle.

SECTION 1.20 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annualized rates Equitable establishes from time to time at which interest is credited on amounts in the Guaranteed Interest Division. Before each calendar year, Equitable will establish a guaranteed minimum interest rate for each Class of Employers for such year. Such rate will not be less than the Minimum Guaranteed Rate. Equitable guarantees that the amount of interest it credits during a calendar year will not be less than the amount calculated at the annual guaranteed minimum rate in effect during such calendar year.

SECTION 1.21 INVESTMENT DIVISIONS. The terms "Investment Division" or "Investment Divisions" mean any one or more, as the case may be, of those Investment Divisions of the Separate Account then available under this Contract which the Contract Holder has elected, pursuant to Section 1.17, to be applicable under this Contract to the Employer Plan.

The Investment Divisions of the Separate Account are classed as Type A Investment Divisions and Type B Investment Divisions:

         TYPE A                                       TYPE B
  INVESTMENT DIVISIONS                         INVESTMENT DIVISIONS
  --------------------                         --------------------

  [O   The Stock Division                      O   The Conservative Investors
  O    The Balanced Division                       Division
  O    The Aggressive Stock Division           O   The High Yield Division
  O    The Global Division                     O   The Intermediate Government
  O    The Growth Investors Division               Securities Division
  O    The Growth and Income Division          O   The Money Market Division
  O    The Equity Index Division               O   The Quality Bond Division]


An election, if any, of one or more of the Type B Investment Divisions by the Contract Holder must include, at minimum, the Money Market Division.

SECTION 1.22 MARKET VALUE ADJUSTMENT

(1) The term "Market Value Adjustment" means the greater of (a) zero, and (b) a percentage representing the amount described in (i) divided by the amount described in (ii) as follows:

No. 1033-95-TSA            AC (0000)                                    Page 6
                               ----

         (i) the sum of all market value adjustments for quarterly generations in the Guaranteed Interest Division, as determined pursuant to Paragraph (2) of this Section, with respect to the Employer Plan as of the effective date of the withdrawal;

         (ii) The amount held in the Guaranteed Interest Division with respect to the Employer Plan as of the effective date of the withdrawal.

(2) For purposes of such calculation, the Guaranteed Interest Division will be deemed to consist of a series of quarterly generations, one for each calendar quarter in which the Employer Plan participated in the Guaranteed Interest Division.

         The market value adjustment for each such quarterly generation is the product of (a), (b) and (c) as follows:

         (a) The amount of the Employer Plan's net cash flow in the given quarterly generation as of the effective date of the withdrawal;

         (b)    The rate equal to (i) minus (ii) as follows:

                (i) The interest rate, as of the applicable Calculation Date, for a five-year Treasury bond;

                (ii) The average interest rate, during the calendar quarter in which such quarterly generation was first established, for five-year Treasury bonds, subject to the following provisions of this Section;

         (c) The fraction equal to the number of calendar days from the effective date of the withdrawal which occasioned this calculation to the maturity date for the given quarterly generation over 365. Such maturity date will be the quinquennial anniversary of the first Business Day of the given quarterly generation.

(3)      The  average  interest  rate  to be  used  for  purposes  of  Paragraph
         (2)(b)(ii) above with respect to a given quarterly generation whose first Business Day was more than five years before the Calculation Date will be determined as follows: such rate will be the average interest rate for the most recent calendar quarter whose first Business Day was a quinquennial anniversary of the first Business Day of the given quarterly generation.

(4) The Employer Plan's net cash flow in a given quarterly generation is the sum of all allocations and transfers to, minus all withdrawals, deductions and transfers from the Guaranteed Interest Division with respect to such quarterly generation. Equitable may, to the extent that any such data is unavailable on the Calculation Date, estimate the applicable amount on the basis of appropriate historical data.

(5) The interest rate on a five-year Treasury bond will be determined by using the applicable rate of interest (on an annual effective yield basis) specified in the United States Treasury Department's Constant Maturity Series for that date. If the interest rate associated with a five-year Treasury bond is not available in that series, the rate will be determined by linear interpolation between the next lower and next higher available maturities. The source for the United States Treasury Department's Constant Maturity Series will be the Federal Reserve Statistical Release F.15 Bulletin. If for any reason this series is not available, the interest rate will be based on a comparable series.


No. 1033-95-TSA                AC (0000)                              Page 7
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SECTION 1.23 MINIMUM GUARANTEED RATE. The term "Minimum  Guaranteed Rate" means, with respect to the Guaranteed Interest Division, an effective annual minimum rate of interest equal to 3%.

SECTION 1.24 NET INVESTMENT FACTOR. The term "Net Investment Factor" means, with respect to each Investment Division of the Separate Account for a Valuation Period, the amount described in the following Clause (a) divided by the amount described in the following Clause (b), minus the amount described in the following Clause (c), where:

(a) is the net asset value of the shares of the designated trust or investment company that belong to the Investment Division at the end of the Valuation Period (including the per share amount of any dividend or capital gain distribution paid to the Investment Division in the current Valuation Period), before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period, but after any amounts charged against the Investment Division in the Valuation Period for taxes;

(b) is the net asset value of the shares of the designated trust or investment company that belonged to the Investment Division at the end of the preceding Valuation Period, after giving effect to any amounts allocated to or withdrawn from the Investment Division for that Valuation Period; and

(c) is the daily asset charge for expenses of the Investment Division in accordance with Section 2.10, Paragraph (3), times the number of calendar days in the Valuation Period.

The net asset value of the shares of a designated trust or investment company held by an Investment Division will be the value reported to Equitable by that trust or investment company. Such net asset value is after deduction for investment advisory fees and direct operating expenses of the designated trust or investment company.

SECTION 1.25 PARTICIPANT. The term "Participant" means an individual whom the Contract Holder has reported to Equitable as a participant under the Employer Plan and who has been enrolled by Equitable under this Contract. Participants may include employees of Aurora Health Care, Inc. or any of its subsidiaries or affiliates that meet the requirements of Code Section Care, Inc. or any of its subsidiaries or affiliates that meet the requirements of Code Section 501(c)(3).

SECTION 1.26 PROCESSING OFFICE. The term "Processing Office" means Momentum Administrative Service, P.O. Box 2919, New York, N.Y. 10116, or such other location as equitable shall designate by at least 90 days' advance written notice to the Contract Holder.

SECTION 1.27 RETIREMENT ACCOUNT VALUE. The term "Retirement Account Value" means the sum of the amounts held with respect to a Participant in the Guaranteed Interest Division and in the Investment Divisions.

SECTION 1.28 SEPARATE ACCOUNT. The term "Separate Account" means pooled Separate Account A, as described in Section 2.03, which is (a) maintained by Equitable in accordance with the laws of New York State, and (b) registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust, a type of investment company.

SECTION 1.29 SOURCE. The term "Source" means any of the following sources of Contributions under the Employer Plan, as determined by the Employer and reported to Equitable in conjunction with Contributions remitted pursuant to
Section 2.01:

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(a)      Salary Deferral Contributions:  Contributions to the Employer Plan made by a Participant pursuant to a salary reduction agreement in accordance with the requirements of Section 403(b) of the Code and applicable Treasury regulations.

(b) Prior Plan Contributions: Amounts transferred or rolled-over to this Contract from any other tax sheltered annuity contract which meets the requirements of Code Section 403(b)(1) and/or from any custodial account which meets the requirements of Code Section 403(b)(7) for Participants of the Employer Plan.

SECTION 1.30 TERMINATED PLAN NOTICE. The term "Terminated Plan Notice" means an advance written notice which the Contract Holder has, in accordance with Section 4.09, provided to Equitable that the Employer Plan is being terminated, in whole or in part, in accordance with applicable law.

SECTION 1.31 TERMINATED PLAN PARTICIPANT. The term "Terminated Plan Participant" means a Participant who, as reported to Equitable by the Contract Holder in accordance with Section 4.09, is included in a termination or partial termination of the Employer Plan.

SECTION 1.32 TRANSACTION DATE. The term "Transaction Date" means (a) the Business Day on which Equitable receives a Contribution or an acceptable request for a transaction at its Processing Office, or (b) the Business Day coinciding with or next following the date specified in the request, if later; provided with respect to Clause (a) immediately above, however, that if such Contribution or request reaches the Processing Office on other than a Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day.

SECTION 1.33 VALUATION PERIOD. The term "Valuation Period" means, with respect to each Investment Division of the Separate Account, each Business Day together with any consecutive non-Business Days immediately preceding such Business Day.

No. 1033-95-TSA              AC (0000)                                 Page 9
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                       PART II - RETIREMENT ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Contract Holder will remit as Contributions hereunder all amounts maintained with respect to the Employer Plan and all amounts directed thereto as contributions, unless Equitable agrees otherwise in writing, or unless, and to the extent that, such remittance is to cease in accordance with the provisions of this Contract.

The Contract Holder will specify the Participant with respect to whom each such Contribution is being remitted, the Source to which such Contribution relates, and the allocation by Source of such Contribution among the Divisions.

Equitable reserves the right to discontinue acceptance of Contributions under this Contract with respect to the Employer Plan by giving 120 days' advance written notice to the Contract Holder.

SECTION 2.02 TRANSFERS OF UNALLOCATED AMOUNTS. Anything in this Contract to the contrary notwithstanding, if amounts are being transferred for the Participants of the Employer Plan, on or after the Contract Date, to this Contract from another funding vehicle that meets the requirements of Code Section 403(b), if the Contract Holder advises Equitable that it cannot provide Equitable on or before the date of such transfer with the corresponding Participant-level information normally required pursuant to this Contract, such transferred amounts may be remitted as Contributions hereunder on an unallocated basis to the Divisions, subject to Equitable's rules. While such assets remain unallocated, Equitable will (a) treat such amounts as one Retirement Account Value, with the Contract Holder as sole Participant, and (b) rely fully upon the advice of the Contract Holder for any Participant-level information required to process transactions hereunder.

If the Contract Holder transfers amounts on an unallocated basis to this Contract, it will provide Participant-level information as soon thereafter as is practicable.

SECTION 2.03 THE SEPARATE ACCOUNT. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to Equitable's other income, gains or losses. Assets are allocated to the Separate Account to support this Contract and other contracts.

The assets of the Separate Account are the property of Equitable. The portion of its assets equal to the reserves and other contract liabilities with respect to the Separate Account will not by chargeable with liabilities arising out of any other business Equitable conducts. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to Equitable's General Account.

The Separate Account consists of the Investment Divisions. Each Investment Division may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the trust or investment company.

Equitable will value the assets of each Investment Division on each Business Day. Equitable may, at its discretion, invest the assets of an Investment Division in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

No. 1033-95-TSA                AC (0000)                               Page 10
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On  any  date  when  an  amount  is  allocated  to or  withdrawn,  deducted,  or transferred from an Investment Division with respect to a Participant, the Retirement Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of Accumulation Units with respect to a Participant in an Investment Division on any date is equal to (a) the sum of all Accumulation Units that have been allocated to that Division with respect to that Participant, minus (b) the sum of all Accumulation Units that have been withdrawn, deducted, or transferred from that Investment Division with respect to that Participant. The amount with respect to a Participant in an Investment Division on any date is equal to (a) the number of Accumulation Units with respect to that Participant in the Investment Division on that date, multiplied by (b) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

SECTION 2.04 GUARANTEED INTEREST DIVISION. Any amount allocated or transferred to the Guaranteed Interest Division becomes part of the general assets of Equitable, which support the guarantees of this Contract and other contracts.

The amount with respect to a Participant in the Guaranteed Interest Division at any time is equal to (a) the sum of all amounts that have been allocated or transferred to the Guaranteed Interest Division with respect to that Participant, minus (b) the sum of all amounts that have been withdrawn, deducted, or transferred from the Guaranteed Interest Division with respect to that Participant.

Interest, on the basis of the applicable Guaranteed Interest Rate, accrues with respect to the Guaranteed Interest Division daily.

The Guaranteed Interest Division is maintained under this Contract for the Employer Plan subject to the following conditions:

(a) With respect to the investment option of the Employer Plan that is funded under the Guaranteed Interest Division, to the extent that the Employer Plan provides that allocations to, and transfers to and from, such option are to be made solely at the discretion of the individuals covered by the Employer Plan, such allocations and transfers shall be made without any direction or influence from the Contract Holder. Equitable is to be given at least 60 days advance written notice by the Contract Holder of any noncompliance with this condition.

(b) The Contract Holder is to provide Equitable with any amendment to the Employer Plan or its investment policy, any communication by the Contract Holder to the individuals covered by the Employer Plan concerning the Guaranteed Interest Division or the investment option of the Employer Plan to which it relates, or any change in the manner in which the Employer Plan is administered with respect thereto. Any such document is to be provided to Equitable at least 60 days before its effective date and the Contract Holder will not use such document or make such change if Equitable objects in a written notice to the Contract Holder before such effective date. Equitable may also request, and the Contract Holder shall thereupon provide, any other information that Equitable reasonably determines would bear upon the flow of funds to and from the Guaranteed Interest Division.

If any of the foregoing conditions are not complied with, if the Contract Holder fails to remit Contributions in accordance with Section 2.01, or if Equitable determines that an amendment to the Employer Plan, its investment policy, or any change in the manner in which the Employer Plan is administered would materially and adversely affect the flow of funds to or from the Guaranteed Interest Division, then Equitable will have the right to:

No. 1033-95-TSA              AC (0000)                                Page 11
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(a)      decline  further  requests  for  transfers  to or from  the  Guaranteed
         Interest Division; and/or

(b) deem the Contract Holder to have terminated the Employer Plan's participation under this Contract and requested Equitable to make payment in accordance with Section 2.07, Paragraph (4).

SECTION 2.05 ALLOCATION OF CONTRIBUTIONS TO DIVISIONS. Each Contribution remitted with respect to a Participant will, after deduction of any applicable charge for taxes, be allocated by Source to one or more of the Divisions as of the Transaction Date. The percentage to be allocated to each Division is to be a whole number and the aggregate percentage is to be 100%.

Allocation instructions will be determined pursuant to the Employer Plan and reported to Equitable in writing by the Contract Holder subject to the following paragraph. Each initial Contribution with respect to a Participant is to be preceded or accompanied by such allocation instructions. Such instructions will be retained on file by Equitable unless and until duly changed. Each subsequent Contribution with respect to the Participant will be allocated in accordance with the most recent allocation instructions received with respect to the Participant. The Contract Holder may file revised allocation instructions at any time with respect to a Participant and such revised instructions will apply to all transactions occurring on or after the date the revised instructions are received in the Processing Office.

The Contract Holder may, if the Employer Plan permits, arrange with Equitable to have Participants provide such instructions directly to Equitable.

SECTION 2.06 TRANSFERS AMONG DIVISIONS. The Contract Holder, upon request to Equitable in accordance with the Employer Plan, may transfer, with respect to any Source, amounts held for the Participant in a Division to one or more of the other Divisions in accordance with the following rules:

(a) Amounts in the Investment Divisions and, subject to the immediately following Clauses (b), (c) and (d), in the Guaranteed Interest Division, may be transferred among such Divisions.

(b) If the Investment Divisions applicable with respect to the Employer Plan include any of the Type B Investment Divisions, then the maximum amount that may be transferred to any or all Investment Divisions with respect to a Participant from the Guaranteed Interest Division in any period consisting of the current and three immediately preceding calendar quarters ("Transfer Period") will be the amount defined in (i) below or, if both (i) and(ii) below are applicable to such Participant, the greater of the amount defined in (i) or (ii) below:

         (i) In the case of a Participant for whom either (A) a balance was held in the Guaranteed Interest Division under this Contract as of the last day of the calendar year immediately preceding the current calendar quarter, or (B) amounts were transferred with respect to the Participant from the Guaranteed Interest Division under this Contract to any or all of the Investment Divisions in such preceding calendar year, such maximum for the applicable Transfer Period will be an amount equal to the greater of 25% of such year end balance, or the aggregate amount so transferred;

         (ii) In the case of a Participant for whom an amount was allocated to the Guaranteed Interest Division in consequence of a mass transfer of Employer Plan funds from another funding vehicle, such maximum for the Transfer Period in which such allocation occurred will be an amount equal to 25% of the balance held in the Guaranteed Interest Division with respect to the Participant as of the date of such allocation.

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(c)      No transfers  may be made with respect to the  Participant  between the
         Guaranteed Interest Division and the Investment Divisions.

         (i) on and after the date as of which Equitable receives a request for withdrawal from the Guaranteed Interest Division pursuant to Section 2.07, Paragraph (4) in connection with a termination of the Employer Plan participation under this Contract;

         (ii) in the case of a Terminated Plan Participant, on and after the date as of which the Terminated Plan Notice is received by Equitable and before a period of 90 days has elapsed, except that transfers already being made under any automatic transfer option available from Equitable will be continued during such period.

(d) After the end of the 90-day period described in Clause (c)(iii) of this Section, if the Type B Investment Divisions had not been elected with respect to the Employer Plan, the maximum amount that may be transferred to any or all Investment Divisions with respect to a Participant from the Guaranteed Interest Division in any period consisting of the current and three immediately preceding calendar quarters will be an amount equal to 25% of the balance, if any, that was held in the Guaranteed Interest Division under this Contract as of the last day of the aforementioned 90-day period.

Interest transferred from the Guaranteed Interest Division under any automatic transfer option available from Equitable that transfers only interest will not be counted in Equitable's determination of either the 25% maximum or the preceding year's aggregate transfer, as referred to in this Section 2.06.

Transfers will be made as of the applicable Transaction Date, and will be subject to Equitable's rules in effect at the time of transfer. Requests for transfer must specify as to Source and must be in writing, subject to the following paragraph.

The Contract Holder may, if the Employer Plan permits, arrange with Equitable to have Participants make such transfer requests directly to Equitable.

SECTION 2.07 WITHDRAWAL AND TERMINATION

(1) If the Contract Holder requests a partial withdrawal from the Divisions with respect to a Participant, Equitable will, subject to Paragraph (3) of this Section, pay as of the applicable Transaction Date the lesser of (a) the Retirement Account Value minus any Contingent Withdrawal
         Charge, or (b) the amount of partial withdrawal requested. The amount to be paid plus any Contingent Withdrawal Charge applicable pursuant to
         Section 2.10 will be withdrawn from the amounts held with respect to the Participant in the Divisions.

(2) If the Contract Holder requests a full withdrawal with respect to a Participant, Equitable will, subject to Paragraph (3) of this Section, withdraw the amount held in the Divisions with respect to the Participant and pay an amount equal to the Retirement Account Value minus any Contingent Withdrawal Charge as of the applicable Transaction Date.

(3) If a Terminated Plan Notice has been received, any withdrawal from the Guaranteed Interest Division that is requested by the Contract Holder on behalf of a Terminated Plan Participant or beneficiary of such Participant, other than one that is in connection with a Benefit Distribution covered by Clauses (a), (b), or (c) of Section 1.06, will be made in accordance with this Paragraph (3) in lieu of the preceding provisions of this Section 2.07. Equitable will accept requests for such withdrawals only after 90 days has elapsed since Equitable's receipt of the Terminated Plan Notice. In accordance with whichever of the following provisions applies, payment of the requested withdrawal will commence, or will be made, within 30 days

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         of the later of (a) receipt of such request at  Equitable's  Processing
         Office, or (b) the end of the aforementioned 90-day period.

         Equitable will, subject to the following provisions, pay such withdrawal in annual installments over a period not to exceed 59 months, as described in Paragraph (7) of this Section, and without a Market Value Adjustment or Contingent Withdrawal Charge.

         If, during such installment period, the Contract Holder reports to Equitable that all or part of the balance of such installments are to be paid in connection with a Benefit Distribution covered by Clauses
         (a), (b), or (c) of Section 1.06, Equitable will pay in a single sum the amount requested.

         Equitable reserves the right to pay such withdrawal in a single sum in lieu of such annual installments. Such single sum will be equal to the lesser of (a) the Cash Value, or (b) the amount of withdrawal requested; provided, however, if a Market Value Adjustment is applicable to such withdrawal in accordance with Paragraph (5) of
         Section 2.10, that such Market Value Adjustment will not exceed 7% and will not result in such single sum payment being less than the sum of
         (a) all amounts, other than interest, allocated or transferred to the Guaranteed Interest Division with respect to the Participant and not subsequently withdrawn, transferred or deducted therefrom, and (b) interest on such amounts, accrued at the Minimum Guaranteed Rate.

         Any amount to be paid pursuant to this Paragraph (3) plus, if applicable, any Contingent Withdrawal Charge or Market Value Adjustment will be withdrawn from the amounts held with respect to the Participant in the Guaranteed Interest Division.

(4) If the Contract Holder terminates the Employer Plan's participation under this Contract in whole or in part, Equitable (a) will, if the Contract Holder so requests, pay the aggregate of all amounts then held in the Investment Divisions with respect to the Employer Plan, minus any applicable Contingent Withdrawal Charges, and (b) may, unless Paragraph (5) of this Section is applicable, pay in accordance with the following rules, the aggregate of all amounts then held in the Guaranteed Interest Division with respect to the Employer Plan:

         (i) The amounts in the Guaranteed Interest Division will be paid in annual installments over a period not to exceed 59 months, as described in Paragraph (7) of this Section.

         (ii) No Contingent Withdrawal Charge or Market Value Adjustment will be applicable with respect to the installments so paid.

         (iii) Equitable will have the right to discontinue maintenance of Participant-level Retirement Account Values under this Contract and, in lieu thereof, to (A) treat all amounts remaining in the Divisions as a single Retirement Account Value, with the Contract Holder as sole Participant and (B) rely fully upon the advice of the Contract Holder for any Participant-level information required to process transactions hereunder, including but not limited to the payment of death benefits.

         (iv) On and after Equitable's receipt of the Contract Holder's request for payment, no other withdrawals from, and no transfers to or from the Guaranteed Interest Division will be made except in conjunction with Benefit Distributions covered under Clauses
                (a), (b), and (c) of Section 1.06, subject to Clause (vi) following.

         (v) The amount of any withdrawal for a Benefit Distribution while such installments are in progress will be the amount required therefor, minus any amount then held in another funding vehicle with respect to the Employer Plan.

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         (vi)   On and after the Contract  Holder's  request for  termination of the Employer Plan's participation under this Contract, no further Contributions may be made to the Guaranteed Interest Division with respect to the Employer Plan.

         (vi) Any amount that, pursuant to the provisions of this Contract, would be allocated to the Guaranteed Interest Division pursuant to Section 2.08 but for the foregoing limitations will, instead, be allocated to the Money Market Division unless the Contract Holder instructs Equitable, by advance written notice and subject to such limitations, to do otherwise.

(5) If the aggregate amount held in the Guaranteed Interest Division with respect to the Employer Plan would be payable in annual installments pursuant to Paragraph (4) of this Section, Equitable will, at the option of the Employer and in lieu of such installments, pay such amount in a single sum, minus any applicable Contingent Withdrawal Charge or Market Value Adjustment, provided such Market Value Adjustment will not exceed 7% and will not result in such single sum payment being less than the sum of (a) all amounts, other than interest, allocated or transferred to the Guaranteed Interest Division with respect to the Participant and not subsequently withdrawn, transferred to deducted therefrom, and (b) interest on such amounts, accrued at the Minimum Guaranteed Rate.

(6) If the Employer Plan is not a Qualified Plan and Equitable exercises its right to terminate the Employer Plan's participation under this Contract pursuant to Clause (ii) of the second paragraph of Section 4.09, Equitable will pay the amounts held in the Divisions with respect to the Employer Plan as if the Contract Holder had terminated the Employer Plan's participation under this Contract in accordance with Paragraph (4) of this Section 2.07.

(7) Any installments to be paid pursuant to Paragraphs (3) or (4) of this Section will be made in accordance with the following:

         (a) The first such installment will be paid on a Business Day that is not more than a maximum number of days after receipt at Equitable's Processing Office of the applicable request for payment. Such maximum will be 30 days with respect to Paragraph
                (3), and 7 days with respect to Paragraph (4).

         (b) Each of the next four annual installments will be paid, respectively, on the first Business Day on or after each anniversary of the first installment.

         (c) The final installment will be paid on the first Business Day of the 59th calendar month following the month in which the first installment was paid.

         (d) Each such installment will be equal to the amount then in the Guaranteed Interest Division divided by the number of remaining installments, including the one then due.

(8) Any amount payable pursuant to the preceding paragraphs of this Section will be paid to the Participants or otherwise paid as may be agreed upon in writing between the Contract Holder and Equitable. Any payment by Equitable pursuant to this Section 2.07 will fully discharge Equitable from all liability with respect to the amount paid.

(9) Any withdrawal described in this Section 2.07 is subject to the terms of section 2.11. In addition, a withdrawal (other than a withdrawal by the Contract Holder after the Plan has terminated or after the Plan's participation with this Contract has terminated) is permitted in order to provide a transfer to another program established under Section 403(b) of the Code with another insurance company or custodian (pursuant to Revenue Ruling 90-24, or

No. 1033-95-TSA            AC (0000)                                   Page 15
                               ----
         any successor Ruling thereto) or an exchange for another contract or certificate issued by another insurance company (pursuant to Section 1035 of the Code), before the Participant has become eligible to receive a Benefit Distribution described in clause (a), (b), or (c) of
         Section 1.06.

SECTION 2.08 DEATH BENEFITS. Upon Equitable's receipt of evidence satisfactory to it of the death of a Participant, a death benefit will be payable to the beneficiary designated in accordance with Section 4.06. Such death benefit will be equal to the Retirement Account Value as of the applicable Transaction Date.

The beneficiary or beneficiaries with respect to such death benefit may elect any of the following methods of disposition, subject to the requirements of law and Equitable's rules then in effect:

(a)   to receive the death benefit in a single sum;

(b) to apply the death benefit to the purchase of an Annuity Benefit in a form then offered by Equitable.

(c) to apply the death benefit to provide any other form of benefit the offered by Equitable; or

(d) to apply the death benefit to an account or accounts under this Contract maintained for the benefit of such beneficiary or beneficiaries.

Unless Equitable receives suitable written instructions to the contrary from the Contract Holder or such beneficiary or beneficiaries on the date on which it receives due proof of the death of the Participant, any amounts then held with respect to the Participant in certain Divisions will be transferred to one Division as described below, and the entire Retirement Account Value will be held therein pending disposition of the death benefit in accordance with the immediately preceding paragraph.

Such transfer will be (a) of any amounts not then in the Money Market Division to such Division if such Division is then applicable under this Contract to the Employer Plan, and (b) in any other case, of any amounts not then in the Guaranteed Interest Division to the Guaranteed Interest Division.

Equitable will pay or apply a death benefit in accordance with the election described in the second paragraph of this Section. Upon such disposition in accordance with Clauses (a), (b), or (c) of such paragraph, the amount held in the Divisions with respect to the Participant and the Retirement Account Value will be zero. Equitable will thereupon be released from any and all liability for payment with respect to the Retirement Account Value.

Any beneficiary who elects to dispose of the death benefit by having it applied to an account in accordance with Clause (d) of the second paragraph of this Section, will be subject to the following:

(a) The beneficiary will be entitled to defer distribution of the account to the extent permitted by the Employer Plan and applicable law.

(b) The value of the account will be determined at the time of distribution to the beneficiary and, depending upon investment gains or losses, may be worth more or less than the initial value of the account.

(c) If the beneficiary dies before taking full distribution of the account, a death benefit will be determined with respect to the account as though such beneficiary were a Participant.

No. 1033-95-TSA             AC (0000)                                  Page 16
                                ----

(d)   Such account may be allocated to, and transferred  among, the Divisions in
      accordance   with  the  provisions  of  this  Contract  as  applicable  to
      Retirement Account Values with respect to Participants.

SECTION 2.09 EMPLOYER PLAN LOANS TO PARTICIPANTS. The Contract Holder may, if the Employer Plan is not a Terminated Plan or its assets are not being paid out in accordance with Section 2.07, Paragraph (4), provide Employer Plan loans to Participants in accordance with the loan provisions, if any, of the Employer Plan, subject to applicable laws and regulations, and may request Equitable to provide recordkeeping services with respect to such Employer Plan loans in accordance with the following:

(a) Before the Transaction Date on which an Employer Plan loan is to become effective ("Plan Loan Effective Date") the Contract Holder is to provide Equitable with a signed Employer Plan loan agreement, in a form satisfactory to Equitable, setting forth all applicable terms and conditions f the Employer Plan loan. Such agreement is to be signed by the Contract Holder and the Participant.

(b)   There is no more than one Active Loan for a given Participant at one time.

(c) The minimum amount of withdrawal for each loan will be the minimum for loans under the Employer Plan but in no event shall the minimum be less than $1,000.

(d) The maximum amount of each withdrawal for an Employer Plan loan will be the maximum amount described under Section 72(p) of the Code.

(e) The rate of interest applicable to each Employer Plan loan is a fixed rate for the full term of the loan, as determined by the Contract Holder in accordance with the Employer Plan.

(f) A one-time set-up fee and a periodic recordkeeping fee will be applicable to each Employer Plan loan in accordance with Section 2.10, Paragraph (7).

(g) The amount of an Employer Plan loan withdrawal will be withdrawn from the amounts held in the Divisions with respect to the Participant as of the Transaction Date in accordance with the instructions submitted for purposes of such Employer Plan loan withdrawal by the Contract Holder.

(h) The Employer Plan loan must by its terms be repayable within a term as specified in the Code and in the Employer Plan with respect to such plan loans.

(i) The "Plan Loan Repayment Date" will be each of a series of dates to be designated in an Employer Plan loan amortization schedule included in the Employer Plan loan agreement referred to in Clause (a) above.

(j) Employer Plan loan repayments are to be remitted to Equitable by the Contract Holder as of each Plan Loan Repayment Date of an Active Loan, with each such payment at least equal to the amount required, as specified in the amortization schedule as of the Plan Loan Effective Date.

(k)   Additional  Employer  Plan loan  repayments  may be made at any time.  The
      Employer Plan loan, including the full amount of interest due thereon, may, if the Employer Plan so provides, be repaid in full at any time.

(l) Employer Plan loan repayments with respect to a Participant will be allocated to the Participant's Retirement Account Value by Equitable either (A) to the Divisions on the basis


No. 1033-95-TSA             AC (0000)                                  Page 17
                                ----
      of the instructions submitted for withdrawal of such Employer Plan loan amounts pursuant to Clause (g) of this Section, or (B) if the Participant so elects and if such Division is applicable under this Contract to the Employer Plan, entirely to the Guaranteed Interest Division.

(m) The Employer Plan loan will be deemed in default if (i) the full amount of any loan repayment is not received by Equitable within 90 days of the applicable Plan Loan Repayment Date, (ii) the Participant's participation under this Contract with respect to the Employer Plan is terminated, or
      (iii) the Participant dies.

SECTION 2.10 FEES AND CHARGES

(1) As of the last Business Day of each calendar quarter as of which the sum of the Retirement Account Value and any Active Loan with respect to the Participant is less than $25,000, an administrative fee will be deducted by Equitable from the amounts held in the Divisions with respect to the Participant. Such fee will be equal to $7.50 or, if less, 0.50% of the sum of (a) the Participant's Retirement Account Value, and (b) any Active Loans with respect to the Participant. With respect to individuals who become Participants hereunder on or before the Contract Date, however, such administrative fee will be appropriately prorated for the calendar quarter in which such Contract Date occurred. Any amount remitted by the Contract Holder toward such fee will correspondingly reduce such deduction.

(2) As of the first Business Day of each calendar year, a plan recordkeeping fee of $300 will be payable with respect to the Employer Plan. Such fee will be appropriately prorated for the calendar year in which the Contract Date occurred. To the extent that the Contract Holder does not pay such fee directly to Equitable, it will be deemed to have instructed Equitable to deduct such fee from the amounts held in the Divisions with respect to the Participants.

(3) The assets of the Investment Division attributable to this Contract will be subject to a daily asset charge for mortality risk, expenses and expense risk. Such charge will be applied after any deductions to provide for taxes and will be at a rate not to exceed a guaranteed maximum annual rate of 1.35%. Equitable reserves the right to charge less on a current basis. The charge will be made in accordance with Clause (c) of the definition of Net Investment Factor in Section 1.24.

(4) Any withdrawal pursuant to Section 2.07 during the first two Contract Years with respect to the Employer Plan will, except as otherwise provided in Paragraphs (5) and (6) of this Section 2.10, be subject to a Contingent Withdrawal Charge.

(5) Any withdrawal from the Guaranteed Interest Division pursuant to Paragraphs (3) or (5) of Section 2.07 with respect to a Terminated Plan Participant will, except as otherwise provided in Paragraph (6) of this
      Section 2.10, be subject to a Market Value Adjustment if either

(a)   no Contingent Withdrawal Charge is applicable to such withdrawal; or

(b) the Contingent Withdrawal Charge that is applicable is less than the Market Value Adjustment. In such event the Market Value Adjustment will apply in lieu of the Contingent Withdrawal Charge.

(6) No Contingent Withdrawal Charge or Market Value Adjustment will be applied in connection with the following:

      (a) withdrawals paid in annual installments  pursuant to Paragraphs (3) or
      (4) of Section 2.07;

No. 1033-95-TSA           AC (0000)                                  Page 18
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


      (b) amounts withdrawn after the completion of the first two Contract Years to provide a transfer to another program or an exchange for another contract or certificate, pursuant to Clause (9) of Section 2.07, if Equitable has agreed pursuant to Section 2.01 to permit Plan contributions to be directed to another funding vehicle;

      (c) amounts withdrawn or applied with respect to a Participant for purposes of a Benefit Distribution, or for purposes of compliance with any qualified domestic relations order, as defined in Section 414(p) of the Code; provided, however, that in connection with Paragraphs (3) and (4) of Section 2.07, such Benefit Distribution will include only Benefit Distributions covered by Clauses (a), (b), or (c) of Section 1.06;

      (d) contributions which are "excess aggregate contributions" as such term is defined in Section 401(m)(6)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year under the Employer Plan following the plan year in which such excess aggregate contributions were made;

      (e) amounts  which  are  "excess  deferrals"  as such term is  defined  in
          Section 402(g)(2) of the Code, including income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than April 15 following the calendar year in which such excess deferrals were made;

      (f) contributions which are remitted by the Contract Holder due to mistake of fact made in good faith, provided such Contributions, less any loss allocable thereto, are refunded to the Contract Holder within 12 months from the date such Contributions were made and no earnings attributable to such Contributions are included in such repayment;

      (g) contributions which are in excess of a Participant's exclusion allowance as defined in section 403(b)(2) of the Code and applicable Treasury regulations thereunder.

      The amounts described in said Clauses (b) through (g) will be as determined by the Contract Holder and reported to Equitable.

      Equitable also reserves the right to waive the Contingent Withdrawal Charge in connection with such other transactions under this Contract as it shall determine, provided that any such waiver will be applied on a uniform and nondiscriminatory basis.

(7) An Employer Plan loan set-up fee of $25 is applicable as of the Plan Loan Effective Date of each Active Loan, and an Employer Plan loan recordkeeping fee of $6 is applicable as of the last Business Day of each calendar quarter with respect to each Active Loan. Such fees will be deducted by Equitable from the amounts held in the Divisions with respect to the Participant. Any amount remitted by the Contract Holder toward such fees will correspondingly reduce such deduction.

(8) Any charge for taxes which Equitable pays in conjunction with a withdrawal pursuant to Section 2.07 will be deducted as of the applicable Transaction Date from the amounts held in the Divisions with respect to the Participant. if Equitable has deducted such charge from the Contributions being withdrawn before they were allocated to the Divisions pursuant to
      Section 2.05, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such a withdrawal is made, Equitable reserves the right to make an additional deduction for such taxes.

No. 1033-95-TSA                AC (0000)                              Page 19
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


(9) If, pursuant to a written agreement between the Employer and Equitable, Equitable is to perform services which involve expenses not covered by the fees and charges described above, such services and the additional fees for such services will be described in such agreement. Such services may include, but will not be limited to, processing direct transfers to a third party or other funding vehicle, checkwriting services, and tax reporting services.

SECTION 2.11 RESTRICTIONS ON DISTRIBUTIONS. Anything in this Contract to the contrary notwithstanding, the Contract Holder will not request a withdrawal pursuant to Section 2.07 for a Participant if such withdrawal would be in violation of the limits provided in Section 403(b)(11) of the Code and in this
Section 2.11 with respect to amounts attributable to Salary Deferral Contributions made after December 31, 1988 to this Contract or to any prior annuity contract that meets the requirements of Section 403(b)(1) of the Code and from which cash values were transferred or rolled over to this Contract, and earnings credited after such date on Salary Deferral Contributions made before, on or after such date (collectively, "Restricted Amounts"). In addition, the Contract Holder will not request a withdrawal that would result in the violation of the limits provided in Section 403(b)(7) of the Code with respect to amounts transferred or rolled over to this Contract which previously were invested from a custodial account that meets the requirements of such Section 403(b)(7).

Withdrawals of Restricted Amounts with respect to a Participant may not be made until the Participant attains age 59 1/2, separates from service with the Employer, dies, or becomes disabled (within the meaning of Section 72(m)(7)) of the Code). Distributions of Salary Deferral Contributions made after December 31, 1988 (but not any earnings credited after such date on Salary Deferral Contributions made before, on or after such date) may also be made in the case of hardship (within the meaning of Sections 403(b)(11) and 403(b)(3) of the Code and applicable Treasury regulations). A request by the Contract Holder on behalf of a Participant for a withdrawal of Restricted Amounts on the grounds of disability or hardship must be accompanied by evidence satisfactory to Equitable of such condition or circumstance.

SECTION 2.12 REQUIRED DISTRIBUTIONS. The Contract Holder will be responsible for requesting the distributions under the Employer Plan required by this Section
2.12. Distributions of Prior Plan Contributions (as defined in Section 1.30(b) attributable to a balance held under a tax sheltered annuity plan as of December 31, 1986, must commence no later than the date the Participant attains age 75. With respect to all other Contributions, the Participant's entire interest will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury regulations thereunder, no later than the first day of April following the calendar year in which the Participant attains age 70 1/2 ("Required Beginning Date"). The Participant's entire interest may be distributed, as the Participant elects under the Employer Plan, over (a) the Participant's life, or the lives of the Participant and the Participant's designated beneficiary, or (b) a period certain not extending beyond the Participant's life expectancy, or the joint and last survivor expectancy of the Participant and the Participant's designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-2 of the proposed Treasury Regulations, or any successor regulation thereto.

All distributions will be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of
Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401
(a)(9)-2 of the Proposed Treasury Regulations, or any successor regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 2.12, while any distributions will be subject to such requirements of the Code and regulations, and

No. 1033-95-TSA            AC (0000)                                   Page 20
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


distribution will also be subject to the terms of the Contract. That is, the forms of distribution will be those which are made available by Equitable at the time of the Participant's election under the Employer Plan.

For purposes of determining the "period certain" referred to in the first paragraph of this Section 2.12, life expectancy is computed by use of the expected return multiples in Tables V and VI of the Treasury Regulation Section 1.72-9. Unless the Participant otherwise elects prior to the time distributions are required to begin, those life expectancies will be recalculated annually. Such life expectancy of the spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Participant attains age 70 1/2, and payments for subsequent years will be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If the Participant dies after distribution of the Participant's interest in the Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

If the Participant dies before distribution of the Participant's interest begins, distribution of the Participant's entire interest will be completed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive death benefit distributions in accordance with (a) or (b) below:

(a) If the Participant's interest is payable to a designated beneficiary, then the Participant's entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of the Participant's death.

(b) If the designated beneficiary is the Participant's surviving spouse, the date that distributions are required to begin in accordance with (a) above will not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year of the Participant's death or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Table V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after the Participant's death, unless otherwise selected by the surviving spouse by the time distributions are required to begin, life expectancies will be recalculated annually. Such election will be irrevocable by the surviving spouse and will apply to all subsequent years. In the case of any other designated beneficiary, life expectancies will be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section 2.12, and payments for any subsequent calendar year will be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section 2.12 are considered to have begun if distributions are made because the Participant has reached the Required Beginning Date or if, prior to the Required Beginning Date, distributions irrevocably commence to the Participant over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor regulation thereto.

No. 1033-95-TSA                 AC (0000)                              Page 21
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


SECTION 2.13 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If the Employer Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") then the provisions of this Section will supersede any contrary provisions in this Contract. The Contract Holder will be responsible for complying with the requirements of this Section 2.13. If the Participant is married, such Participant's interest in the Contract will be paid in the form of a qualified joint and survivor annuity as defined in Section 417(b) of the Code, and if the Participant is not married, such interest will be paid in the form of a Life Annuity (as described in Section 3.01), unless he or she elects otherwise as described in this Section 2.13. If the Participant is married and dies before payment of such Participant's interest has commenced, such interest will be paid to his or her surviving spouse in the form of a life annuity unless at the time of such Participant's death there was a contrary election made pursuant to this
Section 2.13. The foregoing notwithstanding, the surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract and the Employer Plan.

The Participant may elect in accordance with the Employer Plan and ERISA not to have such interest paid in the form of a qualified joint or survivor annuity or Life Annuity as the case may be, in which case it will be paid in any other form elected under the terms of this Contract and the Employer Plan. If such interest is to be paid to the spouse upon the Participant's death, the spouse may elect in accordance with the Employer Plan and ERISA for a beneficiary other than the spouse to receive payment of the value of the spouse's interest.

Any election described in the foregoing paragraph must be consented to by the spouse in writing before a notary or a representative of the Employer Plan unless the Participant can prove that there is no spouse or that the spouse cannot be located. Also, if the Participant has become legally separated from the spouse or has been abandoned (within the meaning of local law) and has a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise.

The provisions requiring spousal consent in this Section 2.13 will apply with regard to a Participant's election to take any in-service withdrawal under the terms of the Employer Plan and shall also apply to withdrawals for Employer Plan Loans as described in Section 2.09. A spouse's written consent, witnessed by a representative of the Employer Plan or a notary public, must be given on a form acceptable to the Contract Holder, in accordance with the Employer Plan and ERISA, prior to any such withdrawal or Employer Plan Loan, unless the Participant can show that there is no spouse or that the spouse cannot be located.

If the Retirement Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, the Contract Holder may choose to make payment in a single sum rather than in the form of a qualified joint and survivor annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section 2.13, Equitable will be released from any and all liability for payment with respect to the Participant's Retirement Account Value.

No. 1033-95-TSA                 AC (0000)                             Page 22
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

                          PART III - ANNUITY BENEFITS

SECTION 3.01 FORM OF ANNUITY BENEFIT. Any Annuity Benefit provided under this Contract will be payable on the Life Annuity form described in the following paragraph or, as determined by the Contract Holder in accordance with the terms of the Employer Plan, on any other annuity form offered by Equitable, subject to Equitable's rules then in effect and the requirements of applicable law.

The Life Annuity form provides monthly payments to the Participant beginning at the Annuity Commencement Date and ending with the last monthly payment due before the death of the Participant.

SECTION 3.02 REPORT FOR ANNUITY BENEFIT. The Contract Holder will report to Equitable each Participant or other person with respect to whom an Annuity Benefit is to be provided under this Contract if the amount to be applied to provide such Annuity Benefit is at least $3,500. Any such report is to be made before the first payment under such Annuity Benefit. Any such report will be in the form prescribed by Equitable and will include all pertinent facts and determinations requested by Equitable. Equitable will be fully protected in relying on the reports and other information furnished by the Contract Holder, and need not inquire as to the accuracy or completeness thereof.

SECTION 3.03 APPLICATION TO PROVIDE ANNUITY BENEFIT. As of the date of the first payment under each such Annuity Benefit to be provided hereunder, an application will be made to provide such Annuity Benefit. The amount so applied will be equal to the Retirement Account Value, less any applicable tax on annuity considerations; provided that the Contract Holder may report, in accordance with
Section 3.02, that only a portion of the given amount is to be used for such Annuity Benefit.

If Equitable has deducted charges for applicable tax from the Contributions being applied to provide an Annuity Benefit before they were allocated to the Divisions pursuant to Section 2.05, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such an application is made, Equitable reserves the right to make an additional deduction for such taxes.

Application will be made on the basis of either (a) the Table of Guaranteed Annuity Payments included in Appendix A of this Contract, or (b) Equitable's then-current individual annuity rates applicable at the time of application to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee.

After application to provide an Annuity Benefit pursuant to this Section, the amounts with respect to the Participant in the Divisions and the Retirement Account Value will be correspondingly reduced.

SECTION 3.04 PAYMENT OF ANNUITY BENEFIT. Equitable will require satisfactory evidence of the age of any person upon whose life continued payment under an annuity form depends. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payment under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, any amount used to provide the benefit, or any combination thereof. The amount of the overpayments by Equitable will be charged

No. 1033-95-TSA                 AC (0000)                              Page 23
                                    ----
against, and the amount of the underpayments will be added to, any payments thereafter falling under the Contract with respect to the payee.

The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (a) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an institution is then maintaining or has custody of such payee, and (c) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may, unless the Employer Plan provides to the contrary, make the payments to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If the amount to be applied hereunder is less than $3,500, Equitable may pay the amount to the payee in a single sum instead of applying it to provide an Annuity Benefit.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.

No. 1033-95-TSA                 AC (0000)                              Page 24
                                    ----

                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract and the application therefor, which is attached hereto, constitute the entire contract between the Contract Holder and Equitable. The provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. Nothing in the Employer Plan nor in any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in this Contract.

This Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to the Contract Holder, or to any Participant under the Contract, may be reduced or forfeited except by the express consent thereof.

The Contract Holder will report to Equitable each person under the Employer Plan who is to be covered under this Contract. Equitable will issue (a) with respect to each Participant an individual certificate setting forth a statement in substance of the benefits to which the Participant is entitled under this Contract, and (b) with respect to each person for whom an Annuity Benefit becomes payable under this Contract an Equitable supplementary contract setting forth the amount and terms of the Annuity Benefit.

Upon Equitable's request, the Contract Holder will provide any information that is reasonably required by Equitable with respect to transactions under this Contract.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract to reflect changes in the Code, in Treasury regulations or published rulings of the internal Revenue Service, in the Employee Retirement Income Security Act of 1974, as amended, and in Department of Labor regulations.

Any Annuity Benefit, Cash Value or death benefit available under the Contract shall not be less than the minimum benefits required by any applicable state law.

SECTION 4.03 ASSIGNMENTS, NONTRANSFERABLLITY, AND NONFORFEITABILITY. Neither the Contract Holder nor Equitable may assign its rights or obligations hereunder without the other party's prior written consent, except that an assignment by Equitable to a corporation in which it has a direct or indirect ownership interest shall not require such consent provided that Equitable remains liable for the failure of that corporation to perform its obligations under this Contract.

Subject to the requirements of applicable law, no amount payable to a Participant or beneficiary under the Contract shall be (a) assignable, (b) subject to any lien, or (c) liable for or subject to any obligation or liability of any person. Such prohibition will not apply to any assignment, transfer, or attachment pursuant to a qualified domestic relations order, as defined in
Section 414(p) of the Code. The entire interest of any Participant or beneficiary under this Contract is nonforfeitable within the meaning of Section 403(b)(1)(C) of the Code and the applicable Treasury regulations thereunder. No interest of a Participant or beneficiary may be transferred to any person other than Equitable upon surrender of the Participant's or beneficiary's interest in the Contract.

No. 1033-95-TSA             AC (0000)                                  Page 25
                                ----

SECTION 4.04 MANNER OF PAYMENT. Equitable will pay all amounts becoming payable under this Contract by check or, if so agreed upon by the Contract Holder and Equitable, by wire transfer. All amounts payable by the Contract Holder under this Contract will be paid by check payable to Equitable, or by any other method acceptable to Equitable.

SECTION 4.05 RIGHT TO CHANGE. Equitable reserves the right to increase any fee described in Section 2.10, Paragraphs (1), (2) and (7) at any time to reflect any increase in Equitable's expenses related to the administrative functions covered by such fees.

Equitable also reserves the right to decrease or waive any or all such fees, or the Contingent Withdrawal Charge, as in recognition of anticipated and sustained lower levels of sales and administrative expense incurred by Equitable under this Contract with respect to the Employer Plan. Such fee or charge adjustment will be determined by Equitable on the basis of criteria applied in a uniform and nondiscriminatory manner including, but without limitation, the number of Participants associated with the Employer Plan, the level and frequency of Contributions, the average retention of such Contributions under the Contract, the pattern of withdrawals, and the use of cost-saving technology by the Contract Holder in transmitting Participant data to Equitable.

Equitable reserves the right to change from time to time and after the fifth anniversary of the Effective Date, at intervals of not less than five years, (a) the minimum amount to be used to provide an Annuity Benefit hereunder as stated in Section 3.02 and (b) the actuarial basis used in the Table of Guaranteed Annuity Payments appearing in Appendix A.

Equitable may elect to make any change pursuant to the first or third paragraphs of this Section either by written notice to the Contract Holder or by amendment to this Contract, and will advise the Contract Holder at least 90 days in advance of any such change. No such change will apply to any Annuity Benefit provided hereunder before such change nor to Contributions made hereunder before such change.

Equitable reserves the right, subject to compliance with applicable law, to:

(a) add new Investment Divisions or subdivisions thereof to the Separate Account, add a new separate account, or remove Investment Divisions or subdivisions thereof from the Separate Account;

(b)   combine any two or more Investment Divisions or subdivisions thereof;

(c) transfer the assets Equitable determines to be the proportionate share of the class of contracts to which this Contract belongs from any of the Investment Divisions to another Investment Division by withdrawing the same percentage of each investment in that Investment Division, with appropriate adjustment to avoid odd lots and fractions;

(d) operate the Separate Account or any Investment Division as a management investment company under the Investment Company Act of 1940 (which company may be directed by a committee which may be composed of a majority of persons who are "interested persons" of Equitable under said Act, which committee may be discharged by Equitable at any time) or in any other form permitted by law, including a form that allows Equitable to make direct investments;

(e)   deregister the Separate Account under said Act;

(f) cause one or more Investment Divisions to invest some or all of their assets in one or more other trusts or investment companies;

No. 1033-95-TSA                AC (0000)                              Page 26
                                   ----

(g) terminate any agreement with the Contract Holder in conjunction with this Contract pursuant to the terms of such agreement; and

(h) restrict or eliminate any voting rights of Participants, the Contract Holder or other persons who have voting rights that affect the Separate Account.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Contract Holder will be notified by Equitable of such exercise.

SECTION 4.06 BENEFICIARY. A Participant may, subject to the Employer Plan, including any spousal consent provisions thereof, designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any payment with respect to the Participant becoming due to a beneficiary under this Contract. Any other person to whom periodic payments are payable under this Contract may designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any single sum payment or any remaining periodic payments becoming due upon the death of such person, if no prior designation is then in effect with respect thereto.

Any designation or change shall be by written notice filed at the Processing Office, except that a designation or change made by a Participant who has not attained his Annuity Commencement Date shall be by written notice filed with the Contract Holder. Upon receipt of said notice by Equitable, such designation or change shall take effect as of the date shown on said notice as the date on which it was signed, whether or not the person making such designation or change is living at the time of receipt, but without further liability on the part of Equitable with respect to any payment made by it before the receipt by it of (a) said notice or (b) a written report from the Contract Holder that such party received said notice.

SECTION 4.07 DEFERMENT. Except as provided in this Section, payments by Equitable pursuant to the provisions of Sections 2.07 and 2.08 from the amounts held with respect to the Participant in the Investment Divisions will be made within seven days after the applicable Transaction Date.

Payments or applications by Equitable of proceeds from the Investment Divisions can be deferred during any period when (a) the sale of securities or the determination of the Accumulation Unit.

Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed, or trading on such Exchange is restricted, or (b) the Securities and Exchange Commission by order permits postponement for the protection of persons having interests in the Separate Account. Payment or transfer by Equitable of any portion of a Participant's Retirement Account Value in the Guaranteed Interest Division can be deferred, while the Participant is living, for up to six months after receipt of a written request for such payment or transfer.

SECTION 4.08 CONTRACT HOLDER'S RESPONSIBILITY. Equitable will make no payment hereunder without written instructions from the Contract Holder, and Equitable will be fully discharged of any liability therefor to the extent such payments are made pursuant to such interactions.

SECTION 4.09 PLAN STATUS. A "Qualified Plan" is a plan or agreement that meets the requirements of Section 403(b) of the Code. The Contract Holder is to provide evidence satisfactory to Equitable that the Employer Plan is a Qualified Plan and, if at any time the Employer Plan is no longer a Qualified Plan, the Contract Holder is to give Equitable prompt written notice thereof.

No. 1033-95-TSA                 AC (0000)                            Page 27
                                    ----

If (a) within one year after the Effective Date, or such longer period as may be agreed upon in writing between the Contract Holder and Equitable, the Contract Holder does not provide such evidence that the Employer Plan is a Qualified Plan, or (b) the Contract Holder gives notice that the Employer Plan is no longer a Qualified Plan, then upon at least thirty days advance written notice to the Contract Holder, Equitable may:

(i) prohibit further Contributions under this Contract with respect to the Employer Plan, and

(ii) withdraw from the Divisions the amounts therein with respect to the Employer Plan and make the payment described in the second paragraph of
      Section 2.07, Paragraph (6).

If the Employer Plan is to terminate, in whole or in part, without immediate establishment of a successor plan, sponsored by the Employer, with respect to the affected Participants, the Contract Holder will provide Equitable with (a) 90 days' advance written notice and evidence satisfactory to Equitable of such termination, and (b) a listing of the Participants covered by such termination if it is a partial plan termination.

No. 1033-95-TSA                AC (0000)                              Page 28
                                   ----

                                   APPENDIX A

                      TABLE OF GUARANTEED ANNUITY PAYMENTS

Amount of Annuity Benefit payable monthly on the Life Annuity form provided by an application OF $1,000.

                  Age                       Amount
                  ---                       ------

                  55                        $3.99

                  60                         4.35

                  65                         4.82

                  70                         5.46


The amount of income provided under an Annuity Benefit payable on the Life Annuity form is based on 3.00% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G, adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Amounts required for ages not shown in the Table or for other annuity forms will be calculated by Equitable on the same actuarial basis.




No. 1033-95-TSA               AC (0000)                              Page 29
                                  ----

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
            ---------------------------------------------------------


          Application for Momentum Plus Program Group Annuity Contract
                          -------------

Applicant:  Aurora Health Care, Inc.
            ------------------------

Address of Applicant's Head Office:
                                   ---------------------------------------------


I. Investment Options: The following Divisions, as described in the Momentum Plus Program Prospectus and Group Annuity Contract, are hereby elected as investment options to be available under the Contract for the Employer Plan (check all applicable boxes):

     A.  []      Guaranteed Interest Division

     [Type A Investment Divisions -

     B.  []      The Stock Divisions
     C.  []      The Balanced Division
     D.  []      The Aggressive Stock Division
     E.  []      The Global Division
     F.  []      The Growth Investors Division
     G.  []      The Growth and Income Division
     H.  []      The Equity Index Division

     Type B Investment Divisions - (The Money Market Division must be checked if any type A or Type B Investment Division is elected.)

     I.  []      The Conservative Investors Division
     J.  []      The High Yield Division
     K.  []      The Intermediate Government Securities Division
     L.  []      The Money Market Division
     M.  []      The Quality Bond Division]

No investment option under the Contract will be available with respect to the Employer Plan unless checked above or later added by a change in your election. Any such change must be made in keeping with Equitable's rules and on Equitable's form received in its Processing Office.

II. Application and Agreement: By signature below of duly authorized person(s), the Applicant hereby:

    A. Acknowledges having received and read the Prospect for Equitable's Momentum Plus Program, the Group Annuity Contract attached hereto, as well as the ERISA Information Statement;

    B. Acknowledges understanding of the fees, charges, and funding arrangements under the Momentum Plus Program;

    C. Applies for a Group Annuity Contract, in the form attached, as funding vehicle for assets of the Employer Plan:


PF10,715-TSA                                                         Page 1 of 2

    D. Agrees to be bound by the terms and conditions of such Group Annuity Contract;

    E. Acknowledges understanding that no Agent of Equitable's has authority to make or modify and contract or agreement on Equitable's behalf, or to waive or alter any of Equitable's rights or requirements.

This application is made a part of such Group Annuity Contract and supersedes any application for such Contract previously signed by the Applicant.

SIGNATURE OF APPLICANT:
----------------------

By  ---------------------------------    --------------------------------------
               Title                                     Date


ACCEPTED FOR EQUITABLE:
-----------------------


------------------------------------    ---------------------------------------
 Print Name of Authorized Signatory       Signature of Authorized Signatory


EFFECTIVE DATE:                         CLIENT NO.                 0000
               ---------------------

A copy of the Application/Agreement should be retained in Applicant's files and the original should be given to the Agent for forwarding to the Equitable Processing Office along with the other installation materials. these documents will be signed by Equitable and returned to the Applicant after being underwritten. Initial contributions will be accepted by Equitable only after installation documents have been approved by the Equitable Processing Office.



PF10,715-TSA                                                         Page 2 of 2